Exhibit 10.12

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”), dated as of [                    ], 2006, is by and among SG AMERICAS SECURITIES HOLDINGS, INC. a Delaware corporation (“SGASH”), COWEN GROUP, INC., a Delaware corporation (“Cowen Inc.”), COWEN & CO., LLC, a Delaware limited liability company (“Cowen LLC”) and [JPMORGAN CHASE BANK, N.A., a national banking association] (the “Escrow Agent”).  Capitalized terms which are used but not otherwise defined in this Agreement have the meaning assigned to such terms in the Separation Agreement (as defined below).

WHEREAS, SGASH, Cowen Inc. and Cowen LLC are parties to that certain Separation Agreement, dated as of                     , 2006 (the “Separation Agreement”), pursuant to which the Cowen Business is separated from the SGASH Business (the “Separation”);

WHEREAS, SGASH, Cowen Inc. and Cowen LLC are also parties to that certain Indemnification Agreement, dated as of                             , 2006 (the “Indemnification Agreement”) pursuant to which SGASH has agreed to indemnify Cowen LLC against, among other things, any liability Cowen may incur in respect of certain specified contingent liabilities identified in Schedule 2.02(b) to the Separation Agreement (the “Contingent Liabilities”) to the extent such liabilities are not paid out of the Escrow Fund (as defined below);

WHEREAS, in connection with the Separation, Cowen LLC will deliver to the Escrow Agent $                                 in cash, which amount equals the amount of the Closing Litigation Reserve, as such term is defined in the Separation Agreement (the “Initial Escrow Amount”);

WHEREAS, the Initial Escrow Amount shall be held pursuant to the terms and conditions of this Agreement;

WHEREAS, the funds held by Escrow Agent from time to time pursuant to this Agreement, together with all income accrued thereon which has not been distributed pursuant to this Agreement, are collectively referred to herein as the “Escrow Fund.”

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties hereto agree as follows:

1.                                       Appointment of Escrow Agent; Creation of Escrow Fund.  SGASH, Cowen Inc. and Cowen LLC hereby appoint the Escrow Agent to serve as escrow agent under the terms of this Agreement.  Cowen LLC will deliver the Initial Escrow Amount to the Escrow Agent to establish the Escrow Fund upon execution of this Agreement.  The Escrow Agent hereby agrees to hold and dispose of the Escrow Fund, and to act as escrow agent, in accordance with all the terms, conditions and provisions of this Agreement.  The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.  During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the investment indicated on Schedule I hereto or such other investments as shall be directed jointly in writing by SGASH and Cowen Inc. and as shall be reasonably acceptable to the Escrow Agent.  In the absence of written instruction from the parties, hereto regarding an investment, the Escrow Agent will invest the funds in a JPMorgan Money Market Account.

2.                                       Escrow Account.  During the term of this Agreement, the Escrow Agent shall hold the Escrow Fund in a segregated account maintained by the Escrow Agent (the “Escrow Account”).  The Escrow Agent shall not dispose of the Escrow Fund except as expressly set forth in this Agreement or as otherwise instructed in a writing signed by SGASH.

3.                                       Adjustments; Disbursements from the Escrow Fund.  Except as provided in this Section 3, the Escrow Agent shall only distribute the Escrow Fund in accordance with the  written instructions of the officers of SGASH set forth on Schedule III hereto, which may be amended by SGASH from time to time in respect of SG Persons.

(a)                          Adjustments to Litigation Reserve and Escrow Fund.  SGASH shall periodically review and, if appropriate, after consultation with Cowen Inc. and Cowen Inc.’s outside auditors, adjust the Litigation Reserve Amount and Litigation Reserve Sub-Amounts (each as defined below) if the adjustment in the reserves for the Contingent Liabilities to which such Litigation Reserve Amount and Litigation Reserve Sub-Amount is required in accordance with generally accepted accounting principles.

(b)                         Litigation Reserve Amount and Litigation Reserve Sub-Amounts, Defined.

(i)                                     As used in this Agreement, “Litigation Reserve Amount” shall mean the Closing Litigation Reserve, as adjusted from time to time pursuant to Section 3(a) of this Agreement.

(ii)                                  As used in this Agreement, “Litigation Reserve Sub-Amounts” shall mean the specified reserve amounts allocated by SG to each of the matters set forth on Schedule 2.02(b) to the Separation Agreement, which specified amounts shall in the aggregate equal the Closing Litigation Reserve, as adjusted from time to time pursuant to Section 3(a) of this Agreement.

(c)                          Payment of Contingent Liabilities from Escrow Fund.  If at any time prior to the Termination Date (as hereinafter defined), SGASH reasonably determines in good faith, in accordance with the Indemnification Agreement and Separation Agreement, that a Contingent Liability is to be paid or if there is any judgment or settlement requiring payment that has not been made by SG or SGASH, SGASH shall provide prompt written notice of such payment to the Escrow Agent and Cowen LLC (a “Notice of Claim”).  Promptly following its receipt of any Notice of Claim,

(i)                                     the Escrow Agent shall withdraw from the Escrow Fund and pay to the Person(s) designated as payee(s) in the Notice of Claim by the due date specified in the Notice of Claim an amount equal to the lesser of (i) the aggregate amount of the claims asserted in the Notice of Claim or (ii) the balance in the Escrow Fund on the date of payment.

(ii)                                  if the Escrow Fund as of the date the Escrow Agent received the Notice of Claim is less than the aggregate amount of the claims asserted in the Notice of Claim, SGASH or an SGASH Subsidiary designated by SGASH shall pay the amount of the shortfall to the payee(s) designated in the Notice of Claim by the due date specified in the Notice of Claim.

(iii)                               if immediately after making the payment(s) described in the Notice of Claim, the Escrow Fund is greater than the Litigation Reserve Amount, as most recently determined by SGASH pursuant to Section 3(a), SGASH shall instruct the Escrow Agent to, and the Escrow Agent shall, promptly distribute the amount of the difference to SGASH or the SGASH Subsidiary designated by SGASH.

(d)                         Adjustment Disbursement.  If at any time prior to the Termination Date, SGASH, in accordance with Section 3(a), decreases a Litigation Reserve Sub-Amount, SGASH may instruct the Escrow Agent to, and the Escrow Agent shall, distribute to SGASH or the SGASH Subsidiary designated by SGASH, an amount equal to the amount of such decrease.

(e)                          Statements.  Within ten (10) Business Days following the last day of each calendar month (each a “Month End”) during the term of this Agreement, the Escrow Agent shall provide to SGASH and Cowen LLC, at no additional cost, a statement reflecting the dollar amount of the Escrow Fund, including all income accrued thereon which has not been distributed, as at the applicable Month End.  As used herein, “Business Day” means any day that is not a Saturday, a Sunday or a day on which the Escrow Agent is required or permitted to be closed for business.

(f)                            Return of Interest Earned on Escrow Fund.  Within ten (10) Business Days following the last day of each calendar quarter (each a “Quarter End”) during the term of this Agreement, the Escrow Agent shall, without further instructions from SGASH and in the manner contemplated by Section 3(h) below, distribute to SGASH any interest earned on the Escrow Fund and not yet distributed to SGASH as of such Quarter End.

(g)                         Release of Escrow Fund.  On the Termination Date, the Escrow Agent shall distribute to SGASH an amount equal to the balance of the Escrow Fund.  As used herein, “Termination Date” means the date on which the Escrow Agent and Cowen LLC receive notice from SGASH in accordance with Section 7 that SGASH has determined, after consultation with Cowen Inc. and Cowen Inc.’s outside auditors, that the Litigation Reserve Amount may be adjusted to Zero U.S. Dollars ($0.00) pursuant to Section 3(a).

(h)                         Method of Distributions.  Any amount distributed to SGASH or Cowen LLC pursuant to this Agreement shall be paid in U.S. Dollars.  Unless otherwise instructed by the party to whom funds are to be released, the Escrow Agent shall liquidate assets in the Escrow Fund to the extent that sufficient cash is not available in the Escrow Fund at the time any such distribution is to be made and shall pay the proceeds thereof to SGASH or Cowen LLC, as applicable, in accordance with this Section 3(h).  Unless otherwise instructed by the party to whom funds are to be released, any distribution from the Escrow Fund to SGASH or Cowen LLC shall be paid by wire transfer of immediately available funds to the account and in accordance with the wire transfer instructions designated for such party on Schedule III attached hereto or to such other account as SGASH or Cowen LLC, as applicable, may designate in writing.

(i)                             Call-Back Schedule.  In the event fund transfer instructions are given, whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule III attached hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs and signatures for the fund transfer instructions set forth for a party on Schedule III attached hereto may be changed only in writing signed by such party actually received and acknowledged by the Escrow Agent.  The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by SGASH or Cowen LLC to identify (i) the beneficiary, (ii) the beneficiary’s bank or (iii) an intermediary bank.  All fund transfer instructions must include the signature of the person(s) listed on Schedule III attached hereto, as amended from time to time in accordance with this Agreement.  The parties to this Agreement acknowledge that these security procedures are commercially reasonable.

4.                                       Liability of Escrow Agent.  The Escrow Agent’s duties and obligations under this Agreement shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not have any duties or responsibilities except as expressly provided in this Agreement.  The Escrow Agent shall not be obligated to recognize, and shall not have any liability or responsibility arising under, any agreement to which the Escrow Agent is not a party, even though reference thereto may be made herein.  With respect to the Escrow Agent’s responsibility, SGASH, Cowen Inc. and Cowen LLC further agree that:

(a)                          The Escrow Agent shall not be liable to anyone whomsoever by reason of any error of judgment or for any act done or step taken or omitted by the Escrow Agent, or for any mistake of fact or law or anything which the Escrow Agent may do or refrain from doing in connection herewith, except to the extent caused by or arising out of the Escrow Agent’s gross negligence or willful misconduct.  The Escrow Agent may consult with counsel and accountants of its own choice and execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it and shall have full and complete authorization and protection for any action taken or suffered by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel or accountants.  SGASH, Cowen Inc. and Cowen LLC shall jointly and severally indemnify and hold the Escrow Agent and its directors, agents and employees harmless from and against any and all liability and expense which may arise out of any action taken or omitted by the Escrow Agent in accordance with this Agreement, except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss.  This Section 4(a) shall survive notwithstanding any termination of this Agreement or the Escrow Agent’s resignation.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)                         SGASH and Cowen LLC may examine the records pertaining to the Escrow Fund at any time during normal business hours at the Escrow Agent’s office upon twenty-four (24) hours’ prior notice.

(c)                          The provisions of this Agreement are solely for the benefit of the parties hereto, their successors, permitted assigns and heirs and to no other person whomsoever.

(d)                         No succession to, or assignment of, the interest of SGASH, Cowen Inc. or Cowen LLC shall be binding upon the Escrow Agent unless and until written evidence of such succession or assignment, in form reasonably satisfactory to the Escrow Agent, has been delivered to and acknowledged by the Escrow Agent.

(e)                          The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notices, requests or instructions signed by the proper parties or bearing a signature or signatures believed by the Escrow Agent in good faith to be the genuine signatures of the proper parties and shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its reasonable opinion, conflict with any of the provisions of this Agreement, it shall notify SGASH and Cowen LLC of such fact and request that they direct the Escrow Agent in writing as to the appropriate action.

(f)                            In case any property held by the Escrow Agent shall be attached, garnished or levied upon under a court order, or the delivery thereof shall be stayed or enjoined by a court order, or any writ, order, judgment or decree shall be made or entered by any court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement or any part thereof, the Escrow Agent is hereby expressly authorized to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such writ, order, judgment or decree, the Escrow Agent shall not be liable to SGASH and Cowen LLC or to any other person by reason of such compliance in connection with such litigation.  SGASH agrees to pay to the Escrow Agent on demand its reasonable and documented costs, attorneys’ fees, charges, disbursements and expenses in connection with such litigation.

(g)                         The Escrow Agent reserves the right to resign at any time by giving written notice of resignation to SGASH, Cowen Inc. and Cowen LLC specifying the effective date thereof, provided that the Escrow Agent shall continue to perform all of its duties and obligations set forth hereunder until the distribution of the property held hereunder to a successor escrow agent.  Within sixty (60) days after receiving such notice, SGASH and Cowen LLC jointly shall appoint a successor escrow agent to which the Escrow Agent may distribute the property then held hereunder.  If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and SGASH shall bear all reasonable and documented costs, expenses and attorney’s fees which are incurred by the Escrow Agent in connection with such proceeding.

5.                                       Compensation of the Escrow Agent.  SGASH agrees to pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for services to be rendered by the Escrow Agent hereunder, which unless otherwise agreed in writing by SGASH and the Escrow Agent shall be as set forth on Schedule II attached hereto, and further agrees to pay or reimburse the Escrow Agent upon request for all reasonable and documented expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by the Escrow Agent in connection with the performance or any necessary modification or the termination of this Agreement.

6.                                       Tax Reporting.  SGASH, Cowen Inc. and Cowen LLC agree to provide the Escrow Agent upon execution of this Agreement with certified tax identification numbers for each of them by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”).  The parties hereto understand that if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.  The Parties hereby agree that notwithstanding the terms of the Separation Agreement or any other Ancillary Agreement, solely for United States federal income tax purposes (a) the Escrow Fund shall be treated as funded by a distribution of the Initial Escrow Amount from Cowen LLC to SGASH prior to the Separation followed by a contribution of such amount to the Escrow Fund by SGASH and (b) SGASH shall be treated as the owner of the Escrow Fund assets.  Accordingly, SGASH shall include in its Tax Returns all income, gain, losses, deductions and credits with respect to the Escrow Fund assets.  This Section 6 shall survive notwithstanding any termination of this Agreement.

7.                                       Notices.  Any notice, request, demand or other communication given by any party under this Agreement (each a “notice”) shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered or (ii) upon delivery by an internationally recognized express courier service which provides evidence of delivery or (iii) when four (4) Business Days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party’s address as it appears below or another address of which that party has given notice or (iv) when delivered by confirmed facsimile transmission if a copy thereof is also delivered in person or by overnight courier.  Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

Notices to SGASH:

Société Générale

1221 Avenue of the Americas
New York, New York 10020
Attn:  General Counsel, SG Americas

Facsimile:  (212) 278-7432

with a copy (which shall not constitute notice to SGASH) to:

Mayer, Brown, Rowe & Maw LLP
1675 Broadway
New York, New York  10019
Attn:  James B. Carlson
Facsimile:  (212) 262-1910

Notices to Cowen and Cowen LLC:

Cowen Group, Inc.
1221 Avenue of the Americas
New York, New York 10020
Attn:  General Counsel
Facsimile:  (646) 562-1861

with a copy (which shall not constitute notice to Cowen) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY  10036-6522
Attn: Lou R. Kling
                                 Thomas W. Greenberg
Facsimile: (212) 735-2000

Notices to Escrow Agent:

JPMorgan Chase Bank, N.A.

Worldwide Securities Services

4 New York Plaza, 21st Floor

New York, NY 10004
Attention:  Glenn Sturman

Facsimile:  (212) 623-6168

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to clause (ii) or (iii) of this Section 7, such communications shall be deemed to have been given on the date received by the Escrow Agent.  In the event that the Escrow Agent, in its sole discretion, shall reasonably determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate, provided that such notice shall be effective only upon actual receipt by the intended recipient.

8.                                       Binding Effect; Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.                                       Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

10.                                 No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

11.                                 Headings.  The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no heading had been used in this Agreement.

12.                                 Counterparts.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one person, but all such counterparts taken together will constitute one and the same instrument.

13.                                 Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

14.                                 Account Opening Information.  IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT IN THE UNITED STATES AND/OR FOR NON-U.S. ACCOUNTS:  To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  When an account is opened, the Escrow Agent will ask for information that will allow it to identify relevant parties.

15.                                 Merger of Escrow Agent.  Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act, provided that, upon any merger, conversion, consolidation of the Escrow Agent or transfer of its interest in this Agreement or its corporate trust business, SGASH and Cowen may mutually agree in writing to appoint a replacement escrow agent.

16.                                 Force Majeure.  In the event that any party hereto is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties for any damages resulting from such failure to perform otherwise from such causes.  Performance under this Agreement shall resume when the Escrow Agent is able to perform substantially.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.

SG AMERICAS SECURITIES HOLDINGS, INC.

By:
Name:
Title:

COWEN GROUP, INC.

By:
Name:
Title:

COWEN & CO, LLC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title: